`SCHEDULE 14C INFORMATION
(Rule 14c-101)

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant ☒ Filed by a party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

M45 Mining Resources Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement,
if other than the Registrant)

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INFORMATION STATEMENT
TO STOCKHOLDERS
OF
M45 MINING RESOURCES INC.
1212 Redpath Crescent
Montreal, Quebec, Canada H3G 2K1
----------------------------------------------------

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY
THE BOARD OF DIRECTORS OF THE COMPANY.
WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.

This Information Statement is furnished to holders of shares of common stock, $0.001 par value (the “Common Stock”), of M45 Mining Resources Inc. (the “Company”) to notify such stockholders that on or about August 15, 2007, the Company received written consents in lieu of a meeting of stockholders from holders of a majority of the shares of Common Stock representing in excess of 50.1 % of the total issued and outstanding shares of voting stock of the Company (the “Majority Stockholders”) approving the Certificate of Amendment to increase in the number of authorized shares to 55,000,000 shares of common stock, with a par value of $0.0001. (the “Share Increase”).

The Company’s Board of Directors approved the resolutions on August 15, 2007. A Written Consent of Shareholders was executed on August 15, 2007. As of August 15, 2007, there were 24,342,500 shares of common stock issued and outstanding.

As a result of these actions, the Company will, effective upon the filing of a Certificate of Amendment with the Secretary of State of Nevada, change its authorized capital.

The Board of Directors knows of no other matters other than those described in this Information Statement which have been recently approved or considered by the holders of a majority of the shares of the Company's voting stock.

OUTSTANDING VOTING SECURITIES

As of August 10, 2007 (the “Record Date”), out of the 25,000,000 shares of Common Stock authorized there were 24,342,500 shares of Common Stock issued and outstanding.

Only holders of record of the Common Stock at the close of business on the Record Date were entitled to participate in the written consent of the Company's stockholders. Each share of Common Stock was entitled to one (1) vote.

M45 MINING RESOURCES INC.’s Articles of Incorporation, as currently in effect, authorizes M45 MINING RESOURCES INC. to issue up to 10,000,000 shares of common stock, par value $0.0001 per share. The Board of Directors has proposed an increase in the number of authorized shares of the common stock of M45 MINING RESOURCES INC. Upon the approval by the consenting shareholders holding a majority of the outstanding voting securities and then the filing of the Amended Articles of Incorporation, M45 MINING RESOURCES INC. will be authorized to issue a total of 55,000,000 shares of common stock with a par value of $0.0001.

The elimination of the need for a special meeting of the shareholders to approve the Amendment is authorized by Section 78.320 of the Nevada Revised Statutes, (the “Nevada Law”). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less that the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to this Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

The Board of Directors of the Company has determined that all Shareholders ARE NOT REQUIRED to return their certificates to have them re-issued by the Transfer Agent.

PRINCIPAL STOCKHOLDERS

The following table sets forth information as of August 10, 2007, with respect to the beneficial ownership of the 24,342,500 outstanding shares of the Company's Common Stock by (i) each person known by the Company to beneficially own five percent or more of the outstanding shares; (ii) the Company's officers and directors; and (iii) the Company's officers and directors as a group. A person is deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within sixty (60) days.

Name of Shareholder	No. of Common	% ownership
MacGuyver Enterprises Ltd. (1)	415,000	*

E.A.S. Mcquiston Holdings Ltd. (1)	390,000	*

Prestige International Growth Fund Ltd. (1)	350,000	*

Euro Holdings, Inc. (1)	8,226,000	33.7
55566779 (1)	500,000	*

Total	9,831,000	40.3

*	less than 5%
(1)	Controlled by Andrea Cortelazzi. If ownership of all corporations is added together the total percentage of ownership for Mr. Cortelazzi is 56.0 percent

Executive Compensation.

As at March 31, 2007, no compensation was awarded to, earned by or paid to any of the Company's directors and/or executive officers for their respective services rendered to the Company, nor have they received any such compensation in the past. They were however, entitled to receive reimbursement for actual, demonstrable out-of- pocket expenses, including travel expenses, if any, made on the Company's behalf. The directors and/or officers have agreed to act without compensation until the Board of Directors adopts a plan of compensation, in accordance with their responsibilities; however this is not expected to occur until the Company has generated revenue from operations.

The Company has not adopted any retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of our directors, officers and/or employees. None of our executive officers or directors owned any securities exercisable for or convertible into our Common Stock as of March 31, 2006.

Shareholder Matter

M45 MINING RESOURCES INC.’s Articles of Incorporation, as currently in effect, authorizes M45 MINING RESOURCES INC. to issue up to 10,000,000 shares of common stock, par value $0.0001 per share. The Board of Directors has proposed an increase in the number of authorized shares of the common stock of M45 MINING RESOURCES INC.. Upon the approval by the consenting shareholders holding a majority of the outstanding voting securities and then the filing of the Amended Articles of Incorporation, M45 MINING RESOURCES INC. will be authorized to issue a total of 55,000,000 shares of common stock with a par value of $0.0001.

The Board of Directors believes that it is in M45 MINING RESOURCES INC.’s and M45 MINING RESOURCES INC.’s stockholders’ best interests to increase the availability of additional authorized, but unissued, capital stock to provide M45 MINING RESOURCES INC. with the flexibility to issue equity for other proper corporate purposes which may be identified in the future. Such future activities may include, without limitation, raising equity capital, adopting Employee Stock Plans or making acquisitions through the use of stock. The Board of Directors has been in discussions with an investor group to potentially make a substantial investment into M45 MINING RESOURCES INC.. Despite discussions, there have been no agreements or other documents executed at this time.

The Board of Directors believes that the increase in authorized capital will make a sufficient number of shares available, should M45 MINING RESOURCES INC. decide to use its shares for one or more of such previously mentioned purposes or otherwise, including the equity financing. M45 MINING RESOURCES INC. reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

The increased capital will provide the Board of Directors with the ability to issue additional shares of stock without further vote of the stockholders of M45 MINING RESOURCES INC., except as provided under Nevada corporate law or under the rules of any national securities exchange on which shares of stock of M45 MINING RESOURCES INC. are then listed. Under M45 MINING RESOURCES INC.’s Articles, the M45 MINING RESOURCES INC. stockholders do not have preemptive rights to subscribe to additional securities which may be issued by M45 MINING RESOURCES INC., which means that current stockholders do not have a prior right to purchase any new issue of capital stock of M45 MINING RESOURCES INC. in order to maintain their proportionate ownership of M45 MINING RESOURCES INC.’s stock. In addition, if the Board of Directors elects to issue additional shares of stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders.

In the event that the Board of Directors of M45 MINING RESOURCES INC. does continue with its efforts to obtain funding through an equity transaction, the actual amount, if any, in terms of shares and capital to be raised will be determined solely by the Board of Directors. Any final decision regarding the issuance of additional shares remains with M45 MINING RESOURCES INC. and its Board of Directors.

In addition to the corporate purposes discussed above, the authorization of additional capital, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of M45 MINING RESOURCES INC. by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of M45 MINING RESOURCES INC. and our stockholders. The increased authorized capital therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the increased capital may limit the opportunity for M45 MINING RESOURCES INC. stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The increased authorized capital may have the effect of permitting M45 MINING RESOURCES INC.’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of M45 MINING RESOURCES INC.’s business. However, the Board of Directors is not aware of any attempt to take control of M45 MINING RESOURCES INC. and the Board of Directors did not propose the increase in M45 MINING RESOURCES INC.’s authorized capital with the intent that it be utilized as a type of anti-takeover device.

The relative voting and other rights of holders of the common stock will not be altered by the authorization of additional shares of common stock, nor the authorization of a class of preferred shares. Each share of common stock will continue to entitle its owner to one vote. As a result of the increased authorization, the potential number of shares of common stock outstanding will be increased.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes certain material federal income tax considerations relating to the proposed increase in authorized shares. This discussion is based upon the Internal Revenue Code, existing and proposed regulations there under, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the “IRS”) with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

This discussion may not address federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances or to shareholders who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCE OF THE INCREASE IN AUTHORIZED SHARES AND RESTATEMENT OF PAR VALUE FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

The increase in the number of authorized shares will not affect any existing shareholder’s number of shares as they currently exist.

QUESTIONS AND ANSWERS REGARDING THE PROPOSED INCREASE IN THE NUMBER OF AUTHORIZED COMMON SHARES AND THE CHANGE IN THE STATED PAR VALUE OF THE COMMON STOCK

Q. WHY HAS THE PROPOSAL BEEN MADE TO INCREASE THE NUMBER OF COMMON SHARES?
A. Our Board of Directors believes that the authorized shares of Common Stock remaining available for issuance is not sufficient to enable M45 MINING RESOURCES INC. to respond to potential business opportunities and to pursue important objectives that may be anticipated. Accordingly, our Board of Directors believes that it is in our best interests to increase the number of authorized shares of Common Stock as proposed. Our Board of Directors believes that the availability of such shares will provide us with the flexibility to issue Common Stock for proper corporate purposes that may be identified by our Board of Directors from time to time, such as financing, acquisitions, compensation of employees, the establishment of strategic business relationships with other companies or the expansion of M45 MINING RESOURCES INC.’s business or product lines through the acquisition of other businesses or products. The increase in the number of authorized shares of common stock is recommended by M45 MINING RESOURCES INC.’s Board in order to provide a sufficient reserve of such shares for the future growth and needs of M45 MINING RESOURCES INC.

The Board of Directors also believes the availability of additional shares of Common Stock will enable M45 MINING RESOURCES INC. to attract and retain talented employees, directors and consultants through the grant of stock options and other stock-based incentives.

Q. HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSAL TO INCREASE THE NUMBER OF COMMON SHARES?
A. The members of the Board of Directors has approved the increase in the number of common shares as in the best interest of M45 MINING RESOURCES INC. and the best interest of the current shareholders of M45 MINING RESOURCES INC..

Q. WILL I RECEIVE ANY ADDITIONAL SHARES OR A DIFFERENT CLASS OF SHARES AS A RESULT OF THESE PROPOSALS?
A. As a current shareholder of M45 MINING RESOURCES INC. your class of stock and the number of shares that you hold will not be affected or change as a result of the adoption of the proposals. For example, a current holder of 500 shares of common stock will remain a holder of 500 shares of common stock.

Q. WILL THE CHANGES TO THE ARTICLES OF INCORPORATION RESULT IN ANY TAX LIABILITY TO ME?
A. The proposed changes are intended to be tax free for federal income tax purposes.

Q. WHAT VOTE OF THE SHAREHOLDERS WILL RESULT IN THE PROPOSAL BEING PASSED?
A. To approve the proposal, the affirmative vote of a majority of the potential votes cast as stockholders is required. Consents in favor of the proposal have already been received from shareholders holding a majority of the voting securities of M45 MINING RESOURCES INC..

Q. WHO IS PAYING FOR THIS INFORMATION STATEMENT?
A. The Company will pay for the delivery of this information statement.

Q. WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?
A: Please contact Michael S. Krome, Esq., Counsel for the Company, 8 Teak Court, Lake Grove, New York 11755 (631) 737-8381.

Procedure for the Approval of the Certificate of Amendment to the Company's Certificate of Incorporation.

The elimination of the need for a special meeting of the shareholders to approve the Amendment is authorized by Section 78.320 of the Nevada Revised Statutes, (the “Nevada Law”). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less that the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to this Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

Required Approvals Obtained

The Board, by its unanimous written consent (the “Board Consent”), adopted resolutions approving the Certificate of Amendment to the Company's Certificate of Incorporation to amend the name of the Corporation to “M45 Mining Resources Inc.” On the Record Date, the only issued and outstanding shares of the Company's capital stock entitled to vote on the proposed amendment were 24,342,500 shares of the Company's common stock, par value $.001 per share (the “Common Stock”), of which the Majority Stockholders held in excess of 51% of the total stock entitled to vote on the proposed amendment. On January 17, 2007, the Majority Stockholders, by written consent in lieu of a meeting, approved the Certificate of Amendment to the Company's Certificate of Incorporation, a copy of which is attached to this Information Statement as Exhibit A. No further consents, votes or proxies are or were necessary to effect the approval of Certificate of Amendment to the Company's Certificate of Incorporation.

Dissenters' Rights of Appraisal.

Under Nevada Law, our dissenting shareholders, if any, are not entitled to appraisal rights with respect to our amendment, and we will not independently provide our shareholders with any such right.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, NW Washington, D.C, 20459. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NW Washington, D.C 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:
(1) Quarterly Report on Form 10-QSB for the quarter ended December 31, 2006;
(2) Quarterly Report on Form 10-QSB for the quarter ended September 20, 2006
(3) Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006; and
(3) Annual Report on Form 10-KSB, as amended for the year ended March 31, 2006

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT:

By order of the Board of Directors of
M45 Mining Resources Inc.
1212 Redpath Crescent
Montreal, Quebec, Canada H3G 2K1
September 18, 2007

By: /s/ Pierre C. Miron
Name: Pierre C. Miron Title: Director

/s/ Michel Roy
Name: Michel Roy Title: Director

/s/ Helga Leuth
Name: Helga Leuth Title: Director

Exhibit A

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF

M45 MINING RESOURCES INC.